Exhibit 32.1

Section 1350 Certification

STATEMENT FURNISHED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the CEO and President of ONLINE-REDEFINED, INC.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Annual Report on Form 10-K of ONLINE-REDEFINED, INC. for the year ended December 31, 2011.

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of ONLINE-REDEFINED, INC. as of December 31, 2011.

This Certification is executed as of May 2, 2012.

/s/ Dan Faiman

     Dan Faiman

     CEO and President